i.d.i.gear

Innovative Designs, Inc.

July 15, 2011 JR

Corinthian Development LLC , is lending Innovative Designs, Inc the amount of $20,000 Dollars at an interest rate of 10%. Repayment of $22,000, interest included, will be made on November 15, 2011.

Dean Kolocouris

Joseph Riccelli, CEO

223 North Main St., Suite 1
Pittsburgh, PA 15215
voice: 412-799-0350
fax: 412-782-5303